EXHIBIT 10p(i)

FIRST AMENDMENT TO THE

VERIZON EXCESS PENSION PLAN

This Amendment is hereby adopted this          day of December, 2004.

WHEREAS, the Verizon Corporate Services Group Inc. maintains the Verizon Excess Pension Plan (Effective January 1, 2002) (the “Excess Plan”);

WHEREAS, pursuant to Article VI, Section B of the Excess Plan, the most senior human resources officer of Verizon Communications Inc. (“Verizon”) has the authority to amend the Excess Plan; and

WHEREAS, Verizon wants to amend the Excess Plan to comply with Section 885 of the American Jobs Creation Act of 2004 and to cover senior managers under the cash balance pension provisions.

NOW, THEREFORE, the Excess Plan is hereby amended, effective January 1, 2005, as set forth in the attached new Articles VII and VIII.

IN WITNESS WHEREOF, this Amendment has been executed as of the date first set forth above.

VERIZON COMMUNICATIONS INC.

By:
Marc C. Reed Executive Vice President-Human Resources

ARTICLE VII. SENIOR MANAGER PARTICIPATION EFFECTIVE JANUARY 1, 2005

A.	Effective January 1, 2005, Employees who are classified as “Senior Managers” or promoted to such status will participate in this Plan as described in this article.

B.

A Senior Manager will only accrue a pension under this Plan based on the basic cash balance formula that applies under the Basic Pension Plan, with respect to his eligible compensation in excess of the Code Section 401(a)(17) limit. (As of the effective date of this article, the cash balance pay credit percentages range between 4 – 7% of eligible compensation, depending on the age and eligible service of the Employee.) A Senior Manager will not be eligible to accrue a pension under this Plan based on the highest average pay (HAP) formula or any other non-cash balance pension formula in the Basic Pension Plan.

C.

In the event an Employee is promoted to Senior Manager status, his opening cash balance account under this Plan will be determined as of the time of the promotion under the applicable provisions that follows:

1.

If at the time of promotion, the Employee’s highest pension under all formulas applicable to him under the Basic Pension Plan is based on the cash balance formula, then his opening cash balance account under this Plan will simply be the same as his then existing cash balance account value.

2.

If at the time of promotion, the Employee’s highest pension under all formulas applicable to him under the Basic Pension Plan is based on a formula other than the cash balance formula, then his opening cash balance account under this Plan will be equal to the lump sum value of his benefit under that pension formula, based on the actuarial tables and interest rates then in effect under the Basic Pension Plan for that Employee. After the determination of the opening cash balance account under this Plan, there will be no subsequent comparison to the value of any other pension formula.

Once an Employee is promoted to Senior Manager and his opening cash balance account is established under this Plan, he will not thereafter be permitted to “grow in” to any early retirement subsidies (Rule of 75) under this Plan based on any non-cash balance formula. At the time of promotion to Senior Manager, all rights to any non-cash balance based formula shall cease under this Plan.

ARTICLE VIII. COMPLIANCE WITH SECTION 885 OF THE AMERICAN JOBS CREATION ACT OF 2004

A.	Effective January 1, 2005, the form and timing of payments to an Employee under this Plan will be governed by the provisions in this article.

B.

All distributions under this Plan will be in the form of a lump sum distribution. If an Employee’s pension under this Plan is based on the cash balance pension formula, the amount of the lump sum distribution will be equal to the cash balance account balance at the time of distribution. If an Employee’s pension under this Plan is based on a non-cash balance pension formula, the amount of the lump sum distribution will be computed using the actuarial tables and interest rates then in effect under the Basic Pension Plan for that Employee.

C.

Except for Employees who are “Key Employees” within the meaning of the American Jobs Creation Act, distributions will be made as soon as reasonably practicable following an Employee’s termination of employment and based on his first available Pension Commencement Date following termination of employment. For “Key Employees” within the meaning of the American Jobs Creation Act, distributions under this Plan will be made as soon as reasonably practicable following the expiration of the six month restriction mandated by the American Jobs Creation Act.